SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2003
Date of Report
(Date of earliest event reported)

UTEK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-15941 (Commission File No.)	59-3603677 (IRS Employer Identification Number)

202 South Wheeler Street
Plant City, FL 33566
(Address of Principal Executive Offices)

(813) 754-4330
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS

     Sports Technologies, Inc., 100% owned subsidiary of UTEK Corporation (AMEX: UTK), was acquired by GloTech Industries, Inc. (OTC BB: GTHI), in a tax-free stock-for-stock exchange. GloTech Industries, Inc. issued 2,130,000 unregistered shares of common stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of Sports Technologies, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction. As a result of the exchange, UTEK owns approximately 15.6% of the issued and outstanding stock of GloTech Industries, Inc.

     Sports Technologies, Inc. holds a worldwide exclusive license to a patented illuminating helmet technology. UTEK invested approximately $128,000 in Sports Technologies, Inc.

     The amount of consideration was determined by arms-length negotiations between the parties. The exchange was consummated on August 28, 2003 in accordance with applicable law.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

2.1	Agreement and Plan of Acquisition, dated August 28, 2003, by and between UTEK Corporation and Glotech Industries, Inc.

10.1	License Agreement, dated August 28, 2003, by and between UTEK Corporation and Paul D. Mundy

99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2003	UTEK CORPORATION

/s/ Carole R. Wright Carole R. Wright Chief Financial Officer